Advantage Solutions Names Meati CFO Jody Macedonio to Its Board of Directors

Irvine, California, May 24, 2023 — Advantage Solutions Inc. (NASDAQ: ADV) (“Advantage Solutions,” the “Company,” “we” or “our”) has appointed Jody Macedonio, chief financial officer for Meati, maker of animal-free meat alternatives, to its board of directors.

Prior to joining Meati as the company’s top finance executive in 2022, Macedonio served as chief financial officer of Chobani. She previously served in chief financial officer roles at 8th Ave. Food & Provisions and Dean Foods. Earlier in her career, she held finance positions at Henkel AG, PepsiCo Inc. and Nestlé/Alcon Laboratories. Her strategic perspective and track record for deploying smart cost controls will bring added value to Advantage Solutions’ business transformation efforts, which include positioning the Company for sustainable growth, enhancing free cash flow generation and utilizing its cash to reduce debt and strengthen the balance sheet.

“With her extensive experience in the consumer packaged goods (CPG) industry, including roles at global, emerging and private-brand companies, Jody brings tremendous expertise and critical insight to the Advantage Solutions board of directors,” said Advantage Solutions Board Chair Jim Kilts. “She’s a proven financial leader who has played a critical role for CPG companies as they navigated the ever-changing marketplace.”

Advantage is uniquely positioned at the intersection of brands and retailers, providing essential services to nearly 4,000 clients across the entire path to purchase, with most of the largest U.S. grocery retailers regarding Advantage as their exclusive in-store experiential partner. Its breadth of services and deep industry insights deliver high-yield returns for clients, while enabling them to navigate the complex operating environment with more conviction. Macedonio’s board appointment will complement the Company’s increased rigor around short- and long-range business planning.

“Jody’s financial discipline, people-focused leadership style and results-driven approach to investing in systems and capabilities are well-known,” added Advantage Solutions CEO Dave Peacock. “Her financial strategies have powered operational transformation and strengthened market-expansion efforts. Jody’s strategic perspective is especially welcome during this transformative time in our business, as we work to drive operational efficiencies, foster innovation and create more value for our clients, customers, associates and shareholders.”

Macedonio is a board member of Nutrabolt, an active health-and-wellness company, and 4word, an organization serving professional women with faith. She previously served as a member of the board of directors of Organic Valley Fresh. She is committed to diversity, equity and inclusion and has supported progress through engagements with the National Diversity Council and the Texas Diversity Council. Macedonio holds a bachelor’s degree from Colorado State University and a master of business administration degree from the University of Colorado.

About Advantage Solutions

Advantage Solutions is a leading provider of outsourced sales and marketing solutions to consumer goods companies and retailers. Our data- and technology-driven services — which include headquarter sales, retail merchandising, in-store and online sampling, digital commerce, omnichannel marketing, retail media and others — help brands and retailers of all sizes get products into the hands of consumers, wherever they shop. As a trusted partner and problem solver, we help our clients sell more while spending less. Headquartered in Irvine, California, we have offices throughout North America and strategic investments in select markets throughout Africa, Asia, Australia and Europe through which we serve the global needs of multinational, regional and local manufacturers. For more information, visit advantagesolutions.net.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding expected leadership, contributions and potential success of the Company’s new board member. Forward-looking statements generally relate to future events or Advantage’s future financial or operating performance. These forward-looking statements generally are identified by the words “may”, “should”, “expect”, “intend”, “will”, “would”, “could”, “estimate”, “anticipate”, “believe”, “predict”, “confident”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Advantage and its management at the time of such statements, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, market-driven wage changes or changes to labor laws or wage or job classification regulations, including minimum wage; the COVID-19 pandemic and the measures taken in response thereto; the availability, acceptance, administration and effectiveness of any COVID-19 vaccine; Advantage’s ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of Advantage’s clients’ industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing and technology programs and relationships; Advantage’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage’s ability to maintain proper and effective internal control over financial reporting in the future; potential and actual harms to Advantage’s business arising from the Take 5 Matter; Advantage’s substantial indebtedness and our ability to refinance at favorable rates; and other risks and uncertainties set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact
Barb Grondin Francella
Advantage Solutions
press@advantagesolutions.net

Investor Relations Contact
Sean Choksi
Advantage Solutions
investorrelations@advantagesolutions.net

Jody Macedonio